Exhibit 11:       Computation of Per Share Earnings (Loss)


                                                                       Year ended August 31
                                                              1996             1995              1994
                                                            ------------------------------------------
                                                                 (In Thousands Except Per Share Data)
Primary
   Average shares outstanding                                 5,988             5,701            5,532
   Net  effect of  dilutive  stock  options  and
     warrants   based  on  the  treasury   stock
     method using average market price                          291                76                -
                                                            ------------------------------------------
Total                                                         6,279             5,777           55,532
                                                            ==========================================
Net income (loss)                                            $2,262            $  707          $ (311)
                                                            ==========================================
Per share amount                                            $  0.36            $ 0.12          $(0.06)
                                                            ==========================================

Fully diluted
   Average shares outstanding                                 5,988             5,701            5,532
   Net  effect of  dilutive  stock  options  and
     warrants-based   on  the   treasury   stock
     method using the year-end market price
                                                                387               171                -
                                                            ------------------------------------------
Total                                                         6,375             5,872            5,532
                                                            ==========================================
Per share amount                                            $  0.35            $ 0.12          $(0.06)
                                                            ==========================================

                                      -42-